EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: October 29, 2025

GATEWAY RUNWAY, LLC

By: /s/ Damian Giangiacomo

Name: Damian Giangiacomo

Title: President

GATEWAY RUNWAY INTERMEDIATE HOLDINGS, INC.

By: /s/ Damian Giangiacomo

Name: Damian Giangiacomo

Title: President

NEXUS SPECIAL SITUATIONS III, L.P.

By: /s/ Damian Giangiacomo

Name: Damian Giangiacomo

Title: Authorized Signatory

NEXUS SPECIAL SITUATIONS III (CAYMAN) L.P.

By: /s/ Damian Giangiacomo

Name: Damian Giangiacomo

Title: Authorized Signatory

NEXUS SPECIAL SITUATIONS GP III, L.P.

By: /s/ Damian Giangiacomo

Name: Damian Giangiacomo

Title: Authorized Signatory

NEXUS PARTNERS III, LLC

By: /s/ Damian Giangiacomo

Name: Damian Giangiacomo

Title: Manager

NEXUS CAPITAL MANAGEMENT LP

By: /s/ Damian Giangiacomo

Name: Damian Giangiacomo

Title: Authorized Signatory

DANIEL GIANGIACOMO

/s/ Daniel Giangiacomo

MICHAEL COHEN

/s/ Michael Cohen

DANIEL FLESH

/s/ Daniel Flesh